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                                     EXHIBIT 23.1


                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of VeriFone, Inc. of our report dated January 17, 1997, included in the 1996 Annual Report to Stockholders of VeriFone, Inc.

Our audits also included the financial statement schedule of VeriFone, Inc. listed in item 14(a)2. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to incorporation by reference in the Registration Statements (Form S-8 Nos. 33-48833 and 333-08839) pertaining to the Incentive Stock Option Plan and 1987 Supplemental Stock Option Plan, Registration Statement (Form S-8, No. 33-81698) pertaining to the Non-employee Directors Stock Option Plan, Registration Statement (Form S-8 No. 33-81704) pertaining to the Employee Stock Purchase Plan, Registration Statement (Form S-8, No. 333-00194) pertaining to stock options issued in connection with the acquisition of Enterprise Integration Technology, Inc., Registration Statements (Form S-3, Nos. 33-97510, 333-02810 and 333-20455) pertaining to the sale of Common Stock, of our report dated January 17, 1997, with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                              ERNST & YOUNG LLP



Palo Alto, California
March 24, 1997


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